UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2013

Viggle Inc.
(Exact name of Registrant as specified in its charter)

Delaware	01-13803	33-0637631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

902 Broadway, 11th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip code)

(212) 231-0092
(Registrant’s telephone number including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of Wetpaint

On December 16, 2013, Viggle Inc., a Delaware corporation (“Viggle”), and Viggle Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Viggle (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wetpaint.com, Inc., a Delaware corporation (“Wetpaint”), certain stockholders of Wetpaint (solely with respect to Articles 1, 5 and 6 and Subsection 11.1) and Shareholder Representative Services LLC, a Colorado limited liability company (solely in its capacity as the Stockholders’ Agent).

The Merger Agreement and the transactions contemplated thereby have been approved by the board of directors of each of Viggle, Merger Sub and Wetpaint. Within twenty four hours following the execution and delivery of the Merger Agreement, Wetpaint delivered to Viggle and Merger Sub the irrevocable written consent (the “Written Consent”) of certain of the holders of Wetpaint common stock (the “Wetpaint Common Stock”) and Wetpaint preferred stock (the “Wetpaint Preferred Stock” and, collectively with the Wetpaint Common Stock, the “Wetpaint Capital Stock”) adopting and approving the Merger Agreement and the transactions contemplated thereby. Following receipt of the Written Consent, upon the terms set forth in the Merger Agreement, Merger Sub merged with and into Wetpaint (the “Merger”), with Wetpaint continuing as the surviving corporation and a wholly-owned subsidiary of Viggle. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

In connection with the Merger, all outstanding shares of Wetpaint Capital Stock were converted into the right to receive an aggregate amount of cash and shares of Viggle common stock (the “Stock Consideration”) payable as described below.  Promptly after the effective time of the Merger, (i) $1,133,500 in cash (subject to certain adjustments for payment of certain transaction expenses by Viggle and bonus and premium payments to certain Wetpaint employees and stockholders) and $18,016,667 in shares of Viggle common stock (subject to certain adjustments as described below) shall be delivered to the holders of Wetpaint Capital Stock in accordance with the allocation set forth in the Merger Agreement, and (ii) $3,750,000 in shares of Viggle common stock (the “Escrow Shares”) shall be delivered to an escrow agent to satisfy potential indemnification claims.  On the earlier of a date within three business days following the date that Viggle completes a public offering of its capital stock in which it raises at least $20,000,000 in net cash proceeds (a “Subsequent Offering”) and February 15, 2014, an aggregate amount of $3,366,500 in cash (subject to certain adjustments for changes in Wetpaint’s net working capital, payment of certain transaction expenses by Viggle and bonus and premium payments to certain Wetpaint employees and stockholders) shall be delivered to the holders of Wetpaint Capital Stock in accordance with the allocation set forth in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, if Viggle completes a Recapitalization (as defined in the Merger Agreement) on or prior to the earlier of the date that Viggle completes a Subsequent Offering and December 31, 2015, the Stock Consideration shall be adjusted such that (i) if upon giving effect to such Recapitalization, the shares constituting the Stock Consideration (including the Escrow Shares) collectively represent less than 13.17% of the total outstanding shares of Viggle common stock on a fully-diluted basis (subject to certain adjustments set forth in the Merger Agreement), Viggle will issue to the Viggle stockholders that are former stockholders of Wetpaint (the “Wetpaint/Viggle Holders”) such additional number of shares of Viggle common stock as is necessary such that the shares constituting the Stock Consideration (including the Escrow Shares), as so adjusted, represent 13.17% of the total outstanding shares of Viggle common stock on a fully-diluted basis (subject to certain adjustments set forth in the Merger Agreement) as of such time, and (ii) if upon giving effect to such Recapitalization, the shares constituting the Stock Consideration (including the Escrow Shares) collectively represent greater than 17.55% of the total outstanding shares of Viggle common stock on a fully-diluted basis (subject to certain adjustments set forth in the Merger Agreement), then Viggle will cancel such number of shares of Viggle common stock constituting the Stock Consideration (including the Escrow Shares) as is necessary such that the Stock Consideration (including the Escrow Shares), as so adjusted, collectively represent 17.55% of the total outstanding shares of Viggle common stock on a fully-diluted basis (subject to certain adjustments set forth in the Merger Agreement) as of such time.

 The Merger Agreement contains customary representations, warranties and covenants of Viggle, Merger Sub and Wetpaint.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement filed with this Current Report on Form 8-K.

The Merger Agreement has been included to provide investors with information regarding the terms of the Merger and the other transactions contemplated thereby.  The Merger Agreement is not intended to provide any other factual information about Viggle, Wetpaint or their respective subsidiaries or affiliates.  The Merger Agreement contains representations and warranties of Viggle and Wetpaint.  The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with the execution of the Merger Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what an investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.  Accordingly, you should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Viggle, Wetpaint and their respective subsidiaries that are included in reports, statements and other filings made by Viggle with the Securities and Exchange Commission.

Pursuant to the Merger Agreement, Viggle entered into a nomination agreement, effective at the closing of the Merger, with certain Wetpaint/Viggle Holders pursuant to which the Wetpaint/Viggle Holders party thereto were granted certain rights with respect to nominating a member of the Board or selecting a representative to attend all meetings of the Board in a nonvoting observer capacity.

Also pursuant to the Merger Agreement, Viggle entered into a stockholders agreement, effective at the closing of the Merger, with Robert F.X. Sillerman, a director and Viggle’s Chief Executive Officer, and certain Wetpaint/Viggle Holders (the “Stockholders Agreement”).  Pursuant to the terms of the Stockholders Agreement, the Wetpaint/Viggle Holders party to the Stockholders Agreement appointed as their proxy, and granted a power of attorney to, Mr. Sillerman with respect to any proposal submitted for Viggle stockholder approval, and authorized Mr. Sillerman to represent and vote all of such Wetpaint/Viggle Holders’ shares of Viggle capital stock entitled to vote on such matters in his sole discretion during the period following the closing of the Merger until the first to occur of the time immediately prior to Viggle completing a Recapitalization and December 31, 2015.  Additionally, pursuant to the Stockholders Agreement, certain Wetpaint/Viggle Holders were granted certain “pre-emptive” rights which allow them to purchase a pro rata portion of any equity securities or debt securities convertible into equity securities that Viggle proposes to offer or sell for the purposes of raising new capital (subject to certain exceptions) during the period following the closing of the Merger until the first to occur of the time immediately prior to Viggle completing a Recapitalization and December 31, 2015.

Pursuant to the Merger Agreement, Viggle also entered into a registration rights agreement, effective at the closing of the Merger, with certain Wetpaint/Viggle Holders, pursuant to which Viggle granted piggy-back registration rights to the Wetpaint/Viggle Holders party thereto for a specified period following the date that is six months following the date on which Viggle completes a Subsequent Offering.

Also pursuant to the Merger Agreement, Viggle entered into a lockup agreement, effective at the closing of the Merger, with certain Wetpaint/Viggle Holders, pursuant to which the Wetpaint/Viggle Holders party thereto are prohibited from selling shares of Viggle common stock until the date that is six months following the date on which Viggle completes a Subsequent Offering.

Pursuant to the Merger Agreement, Viggle also entered into employment agreements, effective at the closing of the Merger, with each of L. Benjamin Elowitz and Robert Grady (the “Employment Agreements”). The Employment Agreements provide that Messrs. Elowitz and Grady will serve for a three year term and also set forth their respective titles, duties and compensation.  The Employment Agreements also provide for grants of restricted stock units and options.  In addition, the Employment Agreements contain provisions relating to termination, confidentiality, non-solicitation and non-competition.

 Viggle issued a press release announcing the transaction.   The press release set forth certain user statistics for Wetpaint, including statistics showing 12 million monthly unique users, 90 million page views a month and combined social reach of over 7 million Facebook “likes” and follows on Twitter.  For Wetpaint, we define a monthly unique user as any visitor who has accessed Wetpaint through its websites or mobile websites in the month of measurement, as measured by Google Analytics (“GA”).  We define a page view as an instance of a user visiting a particular page on Wetpaint’s websites or mobile websites in the month of measurement, also as measured by GA.  We define combined social reach as the cumulative number of times people have “liked” a Wetpaint page on Facebook plus the cumulative number of times people have “followed” a Wetpaint account on Twitter.  The press release also reports Viggle’s number of registered users.  That number is based on the definition of registered users that Viggle has historically used, which is the number of users who have registered for Viggle since launch, net of deactivated accounts.

Promissory Note and Second Amendment to Term Loan Agreement

On December 11, 2013, Viggle entered a Promissory Note with Sillerman Investment Company II LLC (“SIC II”) pursuant to which SIC II loaned Viggle $1,500,000 (the “Note”).  The Note bears interest at a rate of 9% and matures on January 10, 2014, or the date on which Viggle increases the principal amount of its Term Loan with Deutsche Bank Trust Company Americas (“Deutsche Bank”) in an amount allowing Viggle to repay the Note.  Because the Note involved a transaction with SIC II, an affiliate of Mr. Sillerman, the transaction was approved by the independent members of Viggle’s Board.

On December 13, 2013, Viggle entered into an amendment (the “Amendment”) to Viggle’s Term Loan Agreement with Deutsche Bank (“Term Loan Facility”).  Viggle’s Term Loan Agreement with Deutsche Bank provides for a line of credit of up to $10,000,000, which was fully-drawn, and provides for a maturity date of December 16, 2013.  Pursuant to the Amendment, the line of credit was increased to $30,000,000, and the maturity date was extended to April 30, 2014. As in the original Term Loan Facility, interest will be sooner due as a result of the receipt of net proceeds by Viggle or any of its wholly-owned subsidiaries from one or more debt or equity offerings by Viggle or any of its wholly-owned subsidiaries in an amount equal to at least the amount of principal and accrued and unpaid interest outstanding on the Term Loan Facility.

The interest rate on the outstanding balance was lowered as a result of the Amendment.  Previously, the interest rate on outstanding balances was, at Viggle’s election, a per annum rate equal to the LIBOR Rate plus 4% or (ii) the Prime Rate plus 1.75%.  Pursuant to the Amendment, the interest rate on outstanding balances was lowered to a per annum rate, at Viggle’s option, of the LIBOR Rate plus 2.50%, or the Prime Rate plus 0.25%.  Interest is payable monthly in arrears.

Viggle may make prepayments, in whole or in part, under the Term Loan Facility at any time, as long as all accrued and unpaid interest thereon is paid through the prepayment date.

On December 13, 2103, Viggle made a draw under the Term Loan Facility of $16,951,000, bringing the total draws under the Term Loan Facility to $26,951,000.  The proceeds of this draw were used to repay amounts outstanding under (i) Viggle’s Amended and Restated Line of Credit Grid Promissory Note, dated as of March 11, 2013, by and among SIC II and certain other investors who had funded amounts thereunder, and (ii) the Note.  After this draw, Viggle has $3,049,000 available for draws under the Term Loan Facility.

Repayment of the Term Loan Facility was guaranteed by Mr. Sillerman, and the transactions were approved by the independent members of Viggle’s Board.

The foregoing descriptions of the Amendment and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Amendment attached hereto as Exhibit 2.3, and  incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The issuance of the shares of Viggle common stock in connection with the Merger as described above is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act (“Regulation D”).  Prior to the issuance of the shares of Viggle common stock, each of the Wetpaint/Viggle Holders made certain representations to Viggle as required by Regulation D.  Viggle has not and will not engage in general solicitation or advertising with regard to the issuance of the shares of Viggle common stock pursuant to the Merger Agreement and has not and will not offer securities to the public in connection with the issuance of the shares of Viggle common stock pursuant to the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(a)     Financial statements of business acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, Viggle will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this initial Current Report on Form 8-K reporting the acquisition of Wetpaint was required to be filed.

(b)     Pro forma financial information.

As permitted by Item 9.01(b)(2) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this initial Current Report on Form 8-K reporting the acquisition of Wetpaint was required to be filed.

 (d)    Exhibits.

2.1
Agreement and Plan of Merger, dated as of December 16, 2013, by and among Viggle Inc., Viggle Merger Sub Inc., wetpaint.com, Inc., certain stockholders of wetpaint.com, Inc. (solely with respect to Articles 1, 5 and 6 and Subsection 11.1) and the Shareholder Representative Services LLC (solely in its capacity as the Stockholders’ Agent).

2.2	Promissory Note, dated as of December 11, 2013, issued by Viggle Inc. to Sillerman Investment Company II LLC.

2.3	Second Amendment, dated as of December 13, 2013, by and between Viggle Inc. and Deutsche Bank Trust Company Americas, and its successors and assigns (“Lender”).

99.1	Press Release issued December 16, 2013.

Additional Information About The Merger and Forward-Looking Statements

This document contains forward-looking statements concerning the Merger, future financial and operating results, benefits and synergies of the Merger, future opportunities for the combined businesses and any other statements regarding events or developments that the parties believe or anticipate will or may occur in the future. Risks and uncertainties may cause actual results and benefits of the Merger to differ materially from management expectations. Potential risks and uncertainties include, among others: general economic conditions and conditions affecting the industries in which Viggle and Wetpaint operate. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Viggle’s SEC filings, including Viggle’s Annual Report on Form 10-K for the year ended June 30, 2013 and Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2013. These forward-looking statements speak only as of the date of this communication and Viggle assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viggle Inc.

December 16, 2013	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President and Secratary

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of December 16, 2013, by and among Viggle Inc., Viggle Merger Sub Inc., wetpaint.com, Inc., certain stockholders of wetpaint.com, Inc. (solely with respect to Articles 1, 5 and 6 and Subsection 11.1) and the Shareholder Representative Services LLC (solely in its capacity as the Stockholders’ Agent).

2.2	Promissory Note, dated as of December 11, 2013, issued by Viggle Inc. to Sillerman Investment Company II LLC.

2.3	Second Amendment, dated as of December 13, 2013, by and between Viggle Inc. and Deutsche Bank Trust Company Americas, and its successors and assigns (“Lender”).

99.1	Press Release issued December 16, 2013.